UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2016

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-0031553	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on September 13, 2016, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the seven individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2017 and until their successors have been duly elected and qualified, (ii) approve the Company’s Third Amended and Restated Incentive Plan and (iii)  approve to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

1)	The votes cast by stockholders with respect to the election of directors were as follows:

Names of Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Robert W. D’Loren	11,914,167	17,785	1,375
Benjamin Malka	10,655,558	1,276,394	1,375
Mark DiSanto	10,398,710	1,533,242	1,375
Michael Francis	11,914,167	17,785	1,375
Edward Jones, III	10,355,792	1,576,160	1,375
Richard Kirschenbaum	11,914,167	17,785	1,375
Howard Liebaum	11,914,167	17,785	1,375

2)	The votes cast by stockholders with respect to the Xcel Brands, Inc. Third Amended and Restated Equity Incentive Plan:

10,920,811 shares FOR the proposal, 898,741 shares AGAINST the proposal and 113,775.

3)	The votes cast by stockholders with respect to the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

11,932,139 shares FOR the proposal, 1,175 shares AGAINST the proposal and 0 ABSTENTIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: September 22, 2016